DRYDEN CALIFORNIA MUNICIPAL FUND
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102


                                             April 28, 2008


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re:  Dryden California Municipal Fund
          File No. 811-4024


Ladies and Gentlemen:

          Please find enclosed the Semi-Annual Report on Form N-
SAR for the Fund for the six-month period ended February 29, 2008. This Form was filed electronically using the EDGAR System.

                                        Very truly yours,



                                        /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                        Assistant Secretary

Enclosures


     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of April
2008.


                DRYDEN CALIFORNIA MUNICIPAL FUND



Witness  /s/ Robert A. Hymas II           By:  /s/ Jonathan D.
Shain
        Robert A. Hymas II                    Jonathan D. Shain
                                              Assistant Secretary